UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 484-8805

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 18, 2025, Keith Kucinski, Chief Financial Officer of Matinas BioPharma Holdings, Inc. (the “Company”), notified the Company of his intention to resign from his position as Chief Financial Officer, effective January 17, 2026, to pursue other opportunities.

On January 22, 2026, the board of directors (the “Board”) appointed Jerome D. Jabbour, the Company’s current Chairman of the Board, President and Chief Executive Officer, as the Company’s interim Chief Financial Officer, effective January 22, 2026. In connection with this appointment, Mr. Jabbour will continue in his roles as Chairman of the Board, President and Chief Executive Officer and will assume the duties of the Company’s principal financial officer and principal accounting officer until his successor is appointed or until his earlier resignation or removal.

Mr. Jabbour, 51, was appointed as the Company’s Chief Executive Officer in March 2018 and was named Chairman of the Board in March 2025. He has served as the Company’s President since March 2016. Prior to that, he served as the Company’s Executive Vice President, Chief Business Officer, General Counsel and Secretary beginning in October 2013 and as a member of the Board from April 2012 until November 2013. Mr. Jabbour is also a co-founder of the Company. Prior to joining the Company, he was the Executive Vice President and General Counsel of MediMedia USA from 2012 to October 2013, a privately held diversified healthcare services company. Prior to MediMedia, he was the Senior Vice President and Head of Global Legal Affairs of Wockhardt Limited (2008–2012), a global pharmaceutical and biotechnology company, and Senior Counsel and Assistant Secretary at Reliant (2004–2008). Earlier in his career, he held positions as Commercial Counsel at Alpharma, Inc. (2003–2004) and as a Corporate Associate at Lowenstein Sandler LLP (1999–2003). Mr. Jabbour earned his J.D. from Seton Hall University School of Law in New Jersey and a B.A. in Psychology from Loyola University in Baltimore.

The compensatory and other material terms of Mr. Jabbour’s employment with the Company will remain unchanged in connection with the foregoing.

There are no arrangements or understandings between Mr. Jabbour and any other persons pursuant to which he was appointed interim Chief Financial Officer of the Company. There are also no family relationships between Mr. Jabbour and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: January 23, 2026	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer